RETENTION AGREEMENT

         This Retention Agreement (the "Agreement") is made and entered into on May 13, 2007 (but effective at the time specified in Section 1 below) by and between New York Community Bank (the "Bank") and John S. Fiore, an individual (the "Employee").

                             INTRODUCTORY STATEMENT

         New York Community Bancorp, Inc. ("NYB"), the parent holding company of the Bank and Synergy Financial Group, Inc., the parent holding company of Synergy Bank ("Synergy") have entered into an Agreement and Plan of Merger dated as of May 13, 2007 (the "Merger Agreement"). Employee is a senior officer of Synergy. NYB considers the Employee's continued services important to the successful integration of the operation of Synergy's business with the Bank's business and wishes to secure the Employee's continued services during a transition period following the Effective Time by providing the Employee with a financial incentive to remain in the Bank's employ. The Employee, understanding the circumstances, has agreed to execute this Agreement and observe its terms.

          1.   Term of Agreement.
               ------------------

         This Agreement shall become effective and begin immediately following the Effective Time (as such term is defined in the Merger Agreement) and shall continue for twelve (12) months thereafter (the "Term").

          2.   Place of Employment and Extent of Services.
               -------------------------------------------

         (a) During the Term, the Employee's principal place of employment and office shall be at the same location as immediately before the Effective Time.

         (b) During the Term, the Employee shall serve as an employee of the Bank, performing such duties and having such position, title and authority as may be assigned to him by the President of the Bank. The Employee shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods and periods of illness or approved leave of absence) to the business and affairs of the Bank and shall use his best efforts to advance its best interests.

          3.   Compensation and Benefits.
               --------------------------

         In consideration for the services to be rendered by the Employee during the Term pursuant to this Agreement, the Bank shall pay the Employee total retention compensation of $390,000 ("Retention Compensation"), payable in substantially equal installments over the Term in accordance with the Bank's customary payroll practices. The Employee shall be an employee of the Bank and shall also be eligible to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), vision care, dental, accident and long-term disability insurance plans, and any other employee benefit plan as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and consistent with the Bank's customary practices. During the period of his employment with the Bank, the Bank will continue to provide the Employee with business use of the automobile previously provided by Synergy or its subsidiary bank prior to the Effective Time on the same basis as before the Effective Time (including payment of annual insurance premiums, regular maintenance and repairs, registration and titling fees and all charges for fuel in connection with the Employee's business use of the vehicle).

          4.   Termination of Employment During the Term.
               ------------------------------------------

         The Employee's employment with the Bank may be terminated during the Term at any time and for any reason and, in such event:

         (a) If such termination results from the Employee's voluntary resignation or discharge for cause (as hereinafter defined), the Bank shall pay to the Employee (or, in the event of his death, to his estate) his earned but unpaid compensation (including, without limitation, salary and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the date of the Employee's termination of employment.

         (b) If such termination results from the Employee's discharge by the Bank other than for "cause" (as hereinafter defined), death, disability as a result of which the Employee qualifies for disability insurance benefits under the Bank's group long-term disability insurance plan or under the federal Social Security Act, the Bank shall pay the Employee the amount, if any, of the remaining amount of Retention Compensation the Employee would have received over the Term but for the early termination of the Agreement. The Bank shall pay such amount, if any, in a single lump sum as soon as practicable following termination of employment.

         The Bank shall have the right to discharge the Employee for "cause" if it determines that the Employee has committed gross negligence in the performance of, or continually neglects, after due notice, to perform his assigned duties which are reasonable in light of the employee's position and experience; has been convicted or entered a plea of guilty or nolo contendere to, the commission of a felony or any other crime involving dishonesty, personal profit or other circumstance likely, in the reasonable judgment of the Bank, to have a material adverse effect on the Bank or its business, operations or reputation; or has violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order applicable to the Bank in his performance of services for the Bank.

          5.   Termination After the Term.
               ---------------------------

         Unless otherwise agreed by the parties, the expiration of the Term shall result in a termination of the Employee's employment with the Bank. Upon the termination of the Employee's employment, other than for cause (as defined above), for a period of thirty-six months following the Employee's termination date, the Employee and Employee's dependent family shall continue to be eligible to participate in the medical, vision care and dental insurance plans sponsored by the Bank or any successor thereto with the total cost of such premiums paid by the Bank. The provisions of this Section shall survive the expiration of the Term or the termination of this Agreement. Upon termination of employment of the Employee for any reason, the Bank will transfer title of ownership to Employee's bank-provided automobile and the Employee will pay any applicable taxes due with respect to such transfer.

          6.   Successors and Assigns.
               -----------------------

         This Agreement will inure to the benefit of and be binding upon the Employee, his legal representatives and testate or intestate distributes, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

          7.   Notices.
               --------

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         if to the Employee, at the address on file in the Bank's personnel records for the Employer:

         if to the Bank:

                  New York Community Bank
                  615 Merrick Avenue
                  Westbury, New York 11590
                  Attention:   Joseph R. Ficalora, President and Chief Executive
                               Officer

          8.   Severability.
               -------------

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          9.   Waiver.
               -------

         Failure to insist upon strict compliance with any of the terms or conditions hereof shall not be deemed a waiver of such term or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          10.  Counterparts.
               -------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

          11.  Governing Law.
               --------------

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York, except to the extent that such laws are pre-empted by the federal laws of the United States.

          12.  Entire Agreement; Modifications.
               --------------------------------

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this agreement shall be valid unless made in writing and signed by the parties hereto.

          13.  Dispute Resolution.
               -------------------

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          14.  Effect of Failure to Complete the Merger.
               -----------------------------------------

         The parties' obligations to each other under this Agreement are conditioned on the consummation of the transactions contemplated by the Merger Agreement. If the Merger Agreement is terminated, the parties shall have no obligation to each other under this Agreement.

         The Bank has caused this Retention Agreement to be executed and the Employee has hereunto set his hand, all as of the day and year first above written.


                                 NEW YORK COMMUNITY BANK


                             By:   /s/Thomas R. Cangemi
                                   ---------------------------------------------
                             Name: THOMAS R. CANGEMI
                                   ---------------------------------------------
                             Title:Senior Executive Vice President and Chief
                                   ---------------------------------------------
                                   Financial Officer
                                   ---------------------------------------------


                              /s/John S. Fiore
                              -----------------------------------------------
                              JOHN S. FIORE, Employee